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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Jones Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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JONES ENERGY, INC.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2017

To the Stockholders of Jones Energy, Inc.:

        You are cordially invited to attend the 2017 annual meeting of stockholders of Jones Energy, Inc. This is your notice for the meeting.

TIME AND DATE:	9:30 a.m. Central Time on May 18, 2017
PLACE:	Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746
ITEMS OF BUSINESS:	• To elect three directors to serve as the Class I directors, each for a three-year term;
• To ratify PricewaterhouseCoopers LLP as independent registered public accounting firm of Jones Energy, Inc. for the fiscal year ending December 31, 2017;
• To transact such other business as may properly come before the annual meeting and any reconvened meeting following any adjournments or postponements of the meeting.
RECORD DATE:
The record date for the annual meeting is March 22, 2017. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.
PROXY VOTING:
YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the annual meeting. For specific voting information, please see Questions and Answers About the Annual Meeting beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the internet or telephone procedures described on the proxy card.

By Order of the Board of Directors,

Jonny Jones Founder, Chairman and Chief Executive Officer

Austin, Texas
March 31, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD MAY 18, 2017
The proxy statement and annual report to stockholders are available at:
http://www.viewproxy.com/jonesenergy/2017

JONES ENERGY, INC.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746

PROXY STATEMENT

2017 Annual Meeting of Stockholders
To Be Held on May 18, 2017

        The accompanying proxy, mailed together with this proxy statement, is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Jones Energy, Inc. (the "Board") for use at our 2017 Annual Meeting of Stockholders (the "Annual Meeting") or at any reconvened meeting after any adjournments or postponements thereof. This proxy statement and accompanying proxy were first mailed to our stockholders on or about April 7, 2017. Unless the context requires otherwise, the terms "Jones Energy," "the Company," "our," "we," "us" and similar terms refer to Jones Energy, Inc., together with its consolidated subsidiaries.

        The Annual Meeting will be held on May 18, 2017, at 9:30 a.m. Central Time, at the Jones Energy, Inc. offices, located at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. You can obtain directions to the Annual Meeting by calling our Investor Relations line at 512.493.4834. Only holders of record of shares at the close of business on March 22, 2017 (the "Record Date") were entitled to notice of, and are entitled to vote at, the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof, unless such adjournment or postponement is for more than 30 days, in which event we will set a new record date.

        You can vote your shares at the meeting or by telephone, over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Questions		Answers
Q:	What is the purpose of the Annual Meeting?	A:	To vote on the following proposals: • To elect three directors to serve as the Class I directors, each for a three-year term;
• To ratify PricewaterhouseCoopers LLP as independent registered public accounting firm of Jones Energy, Inc. for the fiscal year ending December 31, 2017;
• To transact such other business as may properly come before the annual meeting and any reconvened meeting following any adjournments or postponements of the meeting.
Q:	How does the Board recommend I vote on these proposals?	A:	The Board recommends a vote: • FOR the election of Jonny Jones, Howard I. Hoffen and Robb L. Voyles as Class I directors; and
• FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Questions		Answers
Q:	Why did I receive a full set of proxy materials?	A:
Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet. Our Board has made these proxy materials available to you on the Internet on or about April 7, 2017, at: http://www.viewproxy.com/jonesenergy/2017
Q:	Who is making this solicitation?	A:	This proxy for the Annual Meeting is being solicited on behalf of the Board of Jones Energy, Inc.
Q:	Who is entitled to vote at the meeting?	A:
Stockholders Entitled to Vote: Stockholders who our records show owned shares of our Common Stock (as defined below) as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had 57,553,106 shares of Class A common stock (the "Class A Shares") outstanding and 29,832,098 shares of Class B common stock (the "Class B Shares," and together with the Class A Shares, the "Common Stock") outstanding. All of the outstanding Class B Shares are owned by affiliates of Metalmark Capital Partners ("Metalmark") and entities directly or indirectly owned or controlled by Jonny Jones, our Chairman of the Board and Chief Executive Officer, and/or his immediate family (the "Jones Family Entities," and collectively with Metalmark, the "Pre-IPO Owners").
Holders of our 8.0% Series A Perpetual Convertible Preferred Stock (the "Series A Preferred Stock") are not entitled to a vote at the Annual Meeting.

Registered Stockholders: If your shares are registered directly in your name with Jones Energy's transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Questions		Answers

Street Name Stockholders: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.
Q:	How can I vote my shares?	A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•

By mail. Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Alliance Advisors LLC, PO Box 2400, Pittsburgh, PA 15230-9762. Alliance Advisors must receive the proxy card not later than May 17, 2017, the day before the annual meeting, for your mailed proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

•

By telephone. Call 1-866-804-9616, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on May 17, 2017, the day before the annual meeting, for your telephonic proxy to be valid and your vote to count.

Questions	Answers

•

By internet. Access the secure website registration page through the internet at www.AALvote.com/JONE. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on May 17, 2017, the day before the annual meeting, for your proxy to be validly submitted over the Internet and your vote to count.

Please note that the internet and telephonic voting facilities for registered stockholders will close at 11:59 p.m. Eastern Daylight Time on May 17, 2017.

Street Name Stockholders: If you hold your shares through a broker, bank or other nominee, you should receive instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting. Street name stockholders may generally vote by one of the following methods:
• By mail. You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

•

By methods listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record.

•

In person with a proxy from the record holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Questions		Answers
Q:	Can I attend the meeting in person?	A:
Yes. You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.
Q:	If I submit a proxy, how will it be voted?	A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under "Can I change my vote?"
Q:	Can I change my vote?	A:
Yes. You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (807 Las Cimas Parkway, Suite 350, Austin, Texas 78746) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 pm May 17, 2017 will be counted).
Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?	A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Questions		Answers
Q:	What quorum is required for the Annual Meeting?	A:
The presence, in person or by proxy, of the holders as of the Record Date of a majority of the voting power of the issued and outstanding Common Stock entitled to vote at the meeting is required for the Annual Meeting to proceed. Withheld votes, abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter) will count as present for purposes of establishing a quorum on the proposals.
Q:	How are votes counted?	A:
The Class A Shares and Class B Shares are voting together as a single class on all matters described in this Proxy Statement for which your proxy is being solicited. Each share of Common Stock entitles its holder to one vote per share on all matters. There is no cumulative voting.
Q:	How many votes are needed to approve each proposal?	A:
Election of Class I Directors: Each Class I director is elected by a plurality of the voting power of the Class A Shares and the Class B Shares, voting together as a single class, present and in person or represented by a proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Ratification of Independent Registered Public Accounting Firm: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm requires the affirmative vote of the majority of shares cast on the matter. Abstentions shall not be considered as votes cast.
Q:	What are broker non-votes?	A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter—the ratification of the appointment of the Company's independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors. Broker non-votes do not count for voting purposes, but are considered "present" at the meeting for purposes of determining whether a quorum exists.
Q:	Who will tabulate the votes?	A:	Jones Energy has designated a representative of Alliance Advisors, LLC as the Inspector of Election who will tabulate the votes.

Questions		Answers
Q:	Who pays for the proxy solicitation process?	A:
Jones Energy will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.
Q:	May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?	A:
Yes. You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws ("Bylaws"), as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2018 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than January 18, 2018.

If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2018 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our Bylaws no later than February 17, 2018 and no earlier than January 18, 2018. If the date of the 2018 Annual Meeting is more than 30 days before or more than 70 days after May 18, 2018, notice by the stockholder must be received no earlier than the 120th day prior to the new meeting date and no later than the 90th day prior to the scheduled meeting date or, if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the date on which the notice of such meeting was mailed to stockholders or the date on which public announcement of the date of the 2018 Annual Meeting is first made by Jones Energy. Our Bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our Bylaws have been publicly filed with the SEC and can also be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Questions		Answers
Q:	What should I do if I get more than one proxy or voting instruction card?	A:
Stockholders may receive more than one set of voting materials, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.
Q:	How do I obtain a separate set of proxy materials or request a single set for my household?	A:
We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address and last name will receive only one copy of the proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you are a registered stockholder and wish to receive a separate set of proxy materials, please request the additional copy by contacting our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-888-776-9962 (U.S.) or 1-718-921-8562 (outside the U.S.), or by email at info@amstock.com. If you hold your shares beneficially and wish to receive a separate set of proxy materials, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. They may also send an email to Investor Relations at ir@jonesenergy.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

PROPOSAL ONE:
ELECTION OF CLASS I DIRECTORS

        At the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), the Board has nominated the following individuals for election as Class I directors of the Company to serve for a three year term beginning at the Annual Meeting and expiring in 2020 and until either they are re-elected or their successors are elected and qualified:

Mr. Jonny Jones
Mr. Howard I. Hoffen
Mr. Robb L. Voyles

        Messrs. Jones, Hoffen and Voyles are currently serving as directors of the Company. Additional information about the nominees, including biographical information and qualifications, is contained below under the caption "Board of Directors and Corporate Governance—Information about the Directors and Nominees."

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Messrs. Jones, Hoffen and Voyles. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF JONNY JONES, HOWARD I. HOFFEN AND ROBB L. VOYLES AS CLASS I DIRECTORS.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure

        Our business and affairs are managed under the direction of the Board. Our amended and restated certificate of incorporation provides that our Board consist of between 1 and 11 directors. Our Board currently consists of 7 directors. Pursuant to a Registration Rights and Stockholders Agreement, dated July 29, 2013 (the "Registration Rights and Stockholders Agreement"), Metalmark and the Jones Family Entities are each entitled to nominate two directors for election to the Board. The Registration Rights and Stockholders Agreement also requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, for the election of these nominees. Please see "Certain Relationships and Related Person Transactions—Registration Rights and Stockholders Agreement."

        Our Board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Jonny Jones, Howard I. Hoffen and Robb L. Voyles have been assigned to Class I, Mike S. McConnell and Halbert S. Washburn have been assigned to Class II and Alan D. Bell and Gregory D. Myers have been assigned to Class III. For as long as Metalmark or the Jones Family Entities are entitled to nominate two directors for election to the Board, each of their respective director nominees shall be assigned to a different class.

Information about the Directors and Nominees

        Set forth below is information regarding our directors and the nominees as of March 1, 2017. All of the candidates for election at this meeting are currently serving as our directors.

Name	Age	Position
Class I
Jonny Jones	57	Chairman of the Board and Chief Executive Officer
Howard I. Hoffen	53	Director
Robb L. Voyles	59	Director
Class II
Mike S. McConnell	56	Director and President
Halbert S. Washburn	57	Director
Class III
Alan D. Bell	71	Director
Gregory D. Myers	46	Director

Business Experience and Qualifications of Directors

  Class I Directors (Current Terms Will Expire at the 2017 Annual Meeting)

        Jonny Jones has served as Chairman of our board of directors since 2009 and as the principal executive officer of the company since 1988. Prior to founding the company in 1988, Mr. Jones worked for subsidiaries and affiliates of BP plc as a geologist. Mr. Jones is a third generation explorationist with over 30 years of experience in the oil and gas industry focusing on the U.S. mid-continent. Mr. Jones is currently Chairman of the US Oil and Gas Association and most recent past Chairman of the Texas Oil and Gas Association. He received the Ernst & Young Entrepreneur of the Year 2012 Award for Central Texas and is a member of the All-American Wildcatters. He has previously served on the Advisory Council of the University of Oklahoma School of Geology and Geophysics and has been actively involved in fund raising efforts at the school. Mr. Jones is a member of the Independent Petroleum Association of America, where he previously served on the Board of Directors. He is also a member of the American Association of Petroleum Geologists. Mr. Jones holds a B.S. in Geology from the University of Oklahoma and an M.A. in Geology from the University of Texas at Austin. Because of his extensive knowledge of the oil and gas industry and our operations developed through his role as our founder, as well as his substantial business, leadership and management experience, we believe that Mr. Jones is a valuable member of our Board.

        Howard I. Hoffen has served on our board of directors since December 2009. Mr. Hoffen is currently the Chairman, Chief Executive Officer, and a Managing Director of Metalmark Capital II LLC, a private equity firm which he joined as a founding member in 2004. Prior to that, Mr. Hoffen served as Chairman and Chief Executive Officer of Morgan Stanley Capital Partners from 2001 to 2004, after having performed various roles in the private equity group since he joined Morgan Stanley in 1985. He also serves as a Director of EnerSys, Pacific Coast Energy Holdings LLC (the General Partner of Pacific Coast Oil Trust) and several private companies. Mr. Hoffen received an M.B.A. degree from Harvard Business School and a B.S. degree from Columbia University. We believe that Mr. Hoffen's many years of investing experience, as well as his in-depth knowledge of the oil and gas industry generally, and Jones Energy in particular, provide him with the necessary skills to be a member of the Board of Jones Energy.

        Robb L. Voyles has served on our board of directors since July 2014. Mr. Voyles currently serves as Executive Vice President, Interim Chief Financial Officer, Secretary and General Counsel for Halliburton. Prior to joining Halliburton in September 2013, Mr. Voyles was a senior partner at Baker Botts L.L.P. where he had practiced law since 1987 and where he served as the Chair of the Litigation

Department and a member of its executive committee. He holds a Juris Doctor degree, magna cum laude, from the University of Michigan Law School and a B.B.A. in accounting, summa cum laude, from the University of Dayton. We believe that Mr. Voyles' experience within the legal profession and his current role as an executive in the energy industry provide him with the necessary skills to be a valuable member of the Board of Jones Energy.

  Class II Directors (Current Terms Will Expire at the 2018 Annual Meeting)

        Mike S. McConnell has served as the President of the company since 2004 and as a director since 2009. Mr. McConnell has over 30 years of domestic and international energy experience. Prior to joining the company in 2004, he served in senior management positions in a wide variety of areas in the energy business, including as the Chief Executive Officer of the Generation and Production Group for Enron Corp during bankruptcy from 2002 until 2003. He was the Chief Executive Officer of Enron Global Markets, LLC from 2000 until 2001. Prior to these assignments, Mr. McConnell served in the technology area for the company as Vice Chairman and Chief Operating Officer for Enron NetWorks and Chief Executive Officer of Global Technology from 1999 to 2000 and as President of Houston Pipe Line and Louisiana Resources Company from 1997 until 1999. He served as the chairman of the Price Business School Board of Advisors for the University of Oklahoma from 2010 until 2012 and is currently Vice Chairman of the Natural Gas Committee and a Director of the Independent Petroleum Association of America. He has also served on the board of the Oklahoma Independent Petroleum Association since 2016 and the board of Oklahoma Oil and Gas Association since 2017. Mr. McConnell graduated from the University of Oklahoma in 1982 with a B.B.A. in Petroleum Land Management with an emphasis on Law. Because of his wide-ranging experience in the oil and gas industry, including his financial management expertise, we believe Mr. McConnell is a valuable member of our Board.

        Halbert S. Washburn has served as a director of the company since September 2013 and as the Chief Executive Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners, L.P. ("BreitBurn"), since April 2010. On May 15, 2016, while Mr. Washburn was serving as Chief Executive Officer of BreitBurn GP, LLC, BreitBurn filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. As of the date of this Proxy Statement, BreitBurn has yet to emerge from bankruptcy protection. Prior to his position as Chief Executive Officer of BreitBurn GP, LLC, Mr. Washburn served as Co-Chief Executive Officer and a director of BreitBurn GP, LLC from March 2006 until April 2010 and was the chairman of the board of directors of BreitBurn GP, LLC from July 2008 to April 2010. Mr. Washburn also currently serves as a director of Pacific Coast Energy Holdings LLC, the indirect owner of Pacific Coast Energy Company LP ("PCEC"), the predecessor to BreitBurn, and is the co-founder and was the Co-Chief Executive Officer of PCEC's predecessors from 1988 to 2012. Since December 2005, Mr. Washburn has served as a member of the board of directors and the compensation committee of Rentech, Inc., a publicly traded alternative fuels company. Mr. Washburn also served on the audit committee of Rentech, Inc. from 2005 until 2012. In June 2011, he was appointed Chairman of the Rentech, Inc. board of directors. From July 2011 to April 2015, Mr. Washburn served on the board of directors of Rentech Nitrogen Partners, L.P., a nitrogen fertilizer company formed by Rentech, Inc. as a publicly traded master limited partnership. He has been a member of the California Independent Petroleum Association since 1995 and served as chairman of the executive committee of the board of directors from 2008 to 2010. He has also served as a board member, including chairman of the board of directors, of the Stanford University Petroleum Investments Committee. Mr. Washburn holds a B.S. degree in Petroleum Engineering from Stanford University. Because of his distinguished career as an executive in the oil and gas industry and his more than 25 years of management experience in the industry, the Board has determined that Mr. Washburn's experience serving on boards of directors of both public and private companies allows him to provide the company with a variety of perspectives on corporate governance and other issues.

  Class III Directors (Current Terms Will Expire at the 2019 Annual Meeting)

        Alan D. Bell has served as a director of the company since July 2013. Mr. Bell is a retired senior audit partner in the energy industry. Prior to his retirement in 2006, Mr. Bell served as the Director of the Southwest Area Energy Practice at Ernst & Young LLP since 1998, after having performed various roles in the firm since joining in 1973. Mr. Bell began his career as a petroleum engineer at Chevron Oil Company from 1969 to 1972. Mr. Bell currently serves as a director and audit committee chair of Approach Resources Inc., an exploration and development company. Mr. Bell is a director of the National Association of Corporate Directors (NACD)—North Texas Chapter. Mr. Bell is a NACD Board Leadership Fellow. Mr. Bell previously served as a director of Dune Energy, Inc. from May 2007 until January 2012, Toreador Resources Corporation from August 2006 until June 2009 and Central Energy GP LLC from November 2013 to December 2015. Mr. Bell also served as the Chief Restructuring Officer of Energy Partners Ltd. (now known as EPL Oil & Gas, Inc.) from March to September 2009. Mr. Bell was hired by the Board of Directors of Energy Partners to manage daily operations, reduce costs, negotiate a pre-arranged bankruptcy and manage the company during a complex Chapter 11 process. Mr. Bell is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Society of Petroleum Engineers. Mr. Bell earned a Petroleum Engineering degree from the Colorado School of Mines and MBA from Tulane University. We believe that Mr. Bell's financial and accounting experience and deep technical knowledge as an engineer make him a valuable member of our Board.

        Gregory D. Myers has served on our board of directors since December 2009. Mr. Myers is a Managing Director of Metalmark Capital II LLC, a private equity firm which he joined as a founding member in 2004. Prior to that, Mr. Myers was a senior investment professional at Morgan Stanley Capital Partners from 1998 until 2004. Mr. Myers also serves as a director of Pacific Coast Energy Holdings LLC (the general partner of Pacific Coast Oil Trust, NYSE: ROYT) and several private companies in the energy industry. Previously, Mr. Myers served as a Director and Chairman of the Compensation Committee and Member of the Corporate Governance and Nominating Committee for Union Drilling, Inc. (NASDAQ: UDRL). He has a B.A. and B.S. from the University of Pennsylvania and an M.B.A. from the Harvard Business School. We believe that Mr. Myers' extensive investing and financial experience and knowledge of the oil and gas industry and our operations provide him with the necessary skills to be a member of our Board.

        No family relationship exists among any of the directors, nominees or executive officers. Except with respect to the rights of Metalmark and the Jones Family Entities to nominate directors for election pursuant to the Registration Rights and Stockholders Agreement, no arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

Meetings of the Board

        The Board met eight times during 2016. Jones Energy's directors, on average, attended approximately 96 percent of Board and applicable committee meetings during 2016. No director attended less than 75 percent of such meetings. Additionally, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Jones Energy's directors are encouraged to attend the Company's annual meetings. All seven of our directors attended the 2016 annual meeting of stockholders (the "2016 Annual Meeting").

        The non-management members of the Board regularly hold executive sessions, and the independent directors hold executive sessions at least annually. The Chairman of the Audit Committee, currently Alan Bell, presides over any executive session of the Board in which the members of our management are not present.

Corporate Governance

        The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company's long-term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

        The Board has affirmatively determined that Messrs. Voyles, Bell, Hoffen, Myers and Washburn are independent directors under the applicable rules of the New York Stock Exchange (the "NYSE"), and that Messrs. Voyles, Bell and Washburn are also independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act for purposes of their service on the Audit Committee.

Board Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board has adopted a written charter for each committee that sets forth the committee's purpose, composition, authority and responsibilities. Each charter can be found on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

  Audit Committee

        The Audit Committee has the authority to, among other things:

  •
  approve and retain the independent registered public accounting firm to conduct the annual audit of our books and records and approve the audit fees to be paid;

  •
  review the independence and performance of the independent registered public accounting firm;

  •
  review the proposed scope and results of the audit;

  •
  review and pre-approve the independent registered public accounting firm's audit and non-audit services rendered;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  oversee internal audit functions and our compliance with legal and regulatory requirements; and

  •
  prepare the report of the audit committee that SEC rules require to be included in our annual meeting proxy statement.

        Our Audit Committee is currently comprised of Messrs. Voyles, Bell and Washburn. Mr. Bell serves as chair of the Audit Committee and also qualifies as an "audit committee financial expert" as such term has been defined by the SEC in Item 401(h)(2) of Regulation S-K. Our Board has affirmatively determined that Messrs. Voyles, Bell and Washburn meet the definition of an "independent director" for the purposes of serving on the Audit Committee under applicable SEC and

NYSE rules. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee. Our Audit Committee met four times in 2016.

  Compensation Committee

        The primary purposes of our Compensation Committee are to, among other things:

  •
  review and recommend the compensation arrangements for officers and other employees;

  •
  establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and

  •
  administer our incentive compensation and benefits plans, including our short-term and long-term incentive plans.

        The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may deem necessary in an informational or advisory capacity.

        The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers, evaluates the executive officers' performance at least annually in light of those goals and objectives, and determines the executive officers' compensation level based on this evaluation. In determining the long-term incentive component of the executive officers' compensation, the Compensation Committee should consider the Company's performance and relative stockholder return, the value of similar incentive awards to executive officers at comparable companies, the awards given to the Company's executive officers in past years and such other factors as the Compensation Committee deems appropriate and in the best interest of the Company.

        Our Board annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the Chief Executive Officer must be held in executive session. Meetings to determine the compensation of any officer of the Company, other than the Chief Executive Officer, may be attended by the Chief Executive Officer, but the Chief Executive Officer may not vote on these matters.

        The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. In 2016, Frederic W. Cook & Co., Inc. ("F.W. Cook") provided the Compensation Committee with objective and expert analyses, independent advice, and information with respect to executive compensation. F.W. Cook did not provide other consulting services to the Compensation Committee. The Compensation Committee concluded that no conflict of interest exists that would prevent F.W. Cook from independently representing the Compensation Committee.

        Our Compensation Committee is currently comprised of Messrs. Bell, Myers and Washburn, with Mr. Myers serving as the chair. Our Board has affirmatively determined that Messrs. Bell, Myers and

Washburn meet the definition of an "independent director" for the purposes of serving on the Compensation Committee under applicable NYSE rules. Our Compensation Committee met four times in 2016.

  Nominating and Corporate Governance Committee

        The primary purposes of our Nominating Committee are to, among other things:

  •
  identify, evaluate and recommend qualified nominees for election to the Board;

  •
  develop, recommend to the Board and oversee a set of corporate governance principles applicable to our company;

  •
  oversee the evaluation of the Board and management;

  •
  review, recommend and oversee non-employee director compensation; and

  •
  develop and maintain a management succession plan.

        In evaluating the suitability of candidates, the Board and the Nominating Committee take into account many factors. These factors may include, among other things, an individual's character, business experience, qualifications, attributes and skills such as relevant industry knowledge, specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; diversity of occupational and personal backgrounds on the Board; and the absence of potential conflicts with the Company's interests.

        The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age, and the Nominating Committee's charter requires that it take into account such diversity in making director recommendations. The Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter and our Corporate Governance Guidelines. The Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite the nominees to join the Board. When evaluating the suitability of an incumbent director for nomination or re-election, the Board and the Nominating Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of the Board.

        The Nominating Committee is also responsible for setting and evaluating the compensation of the non-executive members of the Board. For a discussion of director compensation, please see "Director Compensation" below.

        Our Nominating Committee is currently comprised of Messrs. Bell, Voyles and Washburn, with Mr. Voyles serving as the chair. Our Board has affirmatively determined that Messrs. Bell, Voyles and Washburn meet the definition of an "independent director" for the purposes of serving on the Nominating Committee under applicable NYSE rules. Our Nominating Committee met one time in 2016.

Compensation Committee Interlocks and Insider Participation

        None of our officers or employees will be members of the Compensation Committee. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

        Subject to the rights of Metalmark and the Jones Family Entities to nominate directors to the Board, the Board is responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as directors by the stockholders, in each case, based on the recommendation of the Nominating Committee. The Nominating Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating Committee, current directors or members of management. Stockholders may submit recommendations by providing the person's name and appropriate background and biographical information in writing to the Nominating Committee at Jones Energy, Inc., Attn: Nominating and Corporate Governance Committee, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. Stockholders who want to nominate directors for election at Jones Energy's next annual meeting of stockholders must follow the procedures described in the Company's Bylaws, which are available on our website at www.jonesenergy.com in the Corporate Governance section of our Investor Relations webpage.

Contacting the Board, the Chairman and Other Independent Directors

        Stockholders or interested parties wishing to communicate directly with our Board, any individual director, the Chairman of the Board, or any non-management or independent directors as a group may do so by writing to them care of Jones Energy's Corporate Secretary at 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746. The Corporate Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact our Board, please see our Corporate Governance Guidelines located within the Corporate Governance section on the Investor Relations tab of our webpage at www.jonesenergy.com.

Board Leadership and Role in Risk Oversight

  Combination of Offices of Chairman of the Board and Chief Executive Officer

        The Nominating Committee believes that Mr. Jones serving as both Chairman of the Board and Chief Executive Officer is the most effective leadership structure for us because it enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act with a common purpose. The Board believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As Chief Executive Officer, the

Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board's ability to develop and implement business strategies.

  Risk Oversight

        The Board provides oversight of our major risk exposures and the steps management has taken to monitor and manage such exposures. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company's financial reporting process, internal controls over financial reporting and the Company's compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating Committee is responsible for oversight of the Company's corporate governance programs, including the code of ethics and business conduct. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

EXECUTIVE OFFICERS

        The executive officers of the Company and their ages and titles as of March 1, 2017 are set forth below.

Name	Age	Position
Jonny Jones	57	Chief Executive Officer
Mike S. McConnell	56	President
Eric Niccum	46	Executive Vice President and Chief Operating Officer
Robert J. Brooks	54	Executive Vice President and Chief Financial Officer
Jeff Tanner	54	Executive Vice President—Geosciences and Business Development

        Set forth below is a description of the backgrounds and business experience of the executive officers of the Company. The backgrounds and business experience of Jonny Jones and Mike S. McConnell are set forth above under "Directors and Corporation Governance—Business Experience and Qualifications of Directors."

        Eric Niccum has served as our Executive Vice President and Chief Operating Officer since joining the company in 2011. Mr. Niccum has over 20 years of energy and petroleum experience. He started his career with Amoco and served in a variety of engineering roles. Following the BP/Amoco merger, he started working in Deep Water Gulf of Mexico in 2001, returning to the U.S. mid-continent region as a Resource Manager and New Well Delivery Manager for BP from 2005 to 2011, overseeing activities in the Anadarko and Arkoma basins. Mr. Niccum is a graduate of Purdue University and holds a B.S. in Mechanical Engineering.

        Robert J. Brooks joined the company as our Executive Vice President and Chief Financial Officer in 2013. He has over 25 years of corporate finance experience in the oil and gas industry. Mr. Brooks' prior experience includes investment banking leadership of M&A advisory and capital markets transactions and private equity investments, primarily in the upstream energy sector. Most recently, Mr. Brooks led the energy investment banking efforts at Whiteface Capital LLC from 2012 until 2013 and Focus Capital Group, Inc. from 2010 until 2012. From 2004 until 2010, Mr. Brooks served as the Senior Managing Director and Head of Macquarie Capital's U.S. Natural Resources investment banking practice, which he founded in 2004. Mr. Brooks also served as President and Board Member of Macquarie Longview Holdings, an E&P company owned and controlled by Macquarie. Prior to Macquarie, Mr. Brooks was a Principal in the Energy Group at Banc of America Securities, and began his investment banking career in the Energy Investment Banking Group at Salomon Brothers. Mr. Brooks holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology, or MIT, an M.S. in Mechanical Engineering from Stanford University, and an M.S. in Management from the Sloan School of Management at MIT.

        Jeff Tanner joined the company in 2014 and serves as Executive Vice President—Geosciences and Business Development. Mr. Tanner has over 27 years of diverse technical and managerial experience in the oil and gas industry. Prior to joining Jones Energy, Mr. Tanner was Vice President, Exploration for Southwestern Energy. During his career, Mr. Tanner has held a variety of management and technical positions for Laredo Petroleum, Cabot Oil and Gas, and Noble Energy. He began his career with Royal Dutch Shell plc in Houston. Mr. Tanner is a member of the American Association of Petroleum Geologists and the Houston Geological Society. He holds a B.S. in Geology from Texas A&M and an M.S. in Geology from the University of Houston.

EXECUTIVE COMPENSATION

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we have reduced disclosure obligations regarding executive compensation compared to companies that are not emerging growth companies and we are exempt from the requirement of holding advisory "say-on-pay" votes on executive compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of (1) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (2) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering ("IPO"); (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (4) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

Compensation of Named Executive Officers

        The following discussion of compensation arrangements of our named executive officers for 2016 (as set forth in the Summary Compensation Table and defined below) should be read together with the compensation tables and related disclosures set forth below.

2016 Summary Compensation Table

        The following tables provide information about the compensation of our named executive officers. In accordance with SEC rules, our named executive officers are our Chief Executive Officer and our two other most highly compensated executive officers for the year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jonny Jones	2016	$500,000	$526,000	$1,333,334	$126,099	$2,485,433
Chief Executive Officer and Chairman	2015	$500,000	$550,000	$2,000,000	$62,699	$3,112,699
Mike S. McConnell	2016	$380,000	$339,796	$666,266	$42,780	$1,428,842
President and Director	2015	$380,000	$355,300	$999,400	$400,616	$2,135,316
Eric Niccum	2016	$340,000	$286,144	$600,666	$15,900	$1,242,710
Executive Vice President and Chief Operating Officer	2015	$340,000	$299,200	$901,000	$127,587	$1,667,787

(1)
The amounts reported in this column reflect the amount paid to each executive with respect to performance in 2016 and 2015 under the Amended and Restated Jones Energy, Inc. 2013 Short-Term Incentive Plan.

(2)
The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock units and performance share units awarded under the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan. The value of performance share units is the value at the grant date based upon the projected outcome of the applicable performance conditions.

(3)
The amounts in this column include the following: matching contributions under our 409A savings plan for Messrs. Jones, McConnell, and Niccum; country club association dues for Messrs. Jones and McConnell; payments associated with leasing company vehicles for Messrs. Jones and McConnell; and payments associated with auto insurance policies on the company vehicles for Messrs. Jones and McConnell. For Messrs. McConnell and Niccum, also included in 2015 are cash bonus payments of $353,895 and $111,987, respectively, from a distribution received by the

  Company from Monarch Units (as defined below) held for their benefit under the Monarch Equity Plan.

  Additionally, the 2016 amount for Mr. Jones includes the value of Monarch Natural Gas Holdings, LLC units ("Monarch Units") that correspond to nominal units representing Monarch Units ("Phantom Units") forfeited by departing employees during the year. Upon forfeiture the units vested to Mr. Jones pursuant to the Monarch Equity Plan and were valued at $29.93 per unit based upon an analysis of peer company equity values.

        Our named executive officers do not have contractual rights to employment by us and may be terminated with or without cause at any time. Messrs. Jones, McConnell, Brooks and Niccum entered into agreements with us containing confidentiality, non-competition, non-solicitation and non-disparagement obligations with respect to us that survive beyond their employment with us.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table reflects all unvested outstanding equity awards of our named executive officers as of December 31, 2016.

		STOCK AWARDS
Name	Grant Date	Number of Units or Shares of Stock That Have Not Vested (#)	Market Value of Units or Shares of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares That Have Not Vested(4) ($)
Jonny Jones	5/20/2014	23,865(1)	$119,325
	5/20/2014			71,598(3)	$357,990
	4/29/2015	76,717(1)	$383,585
	4/29/2015			115,075(3)	$575,375
	5/27/2016	192,678(1)	$963,390
	5/27/2016			192,678(3)	$963,390
Mike S. McConnell	4/22/2013	60,625(2)	$303,125
	5/20/2014	11,933(1)	$59,665
	5/20/2014			35,798(3)	$178,990
	4/29/2015	38,335(1)	$191,675
	4/29/2015			57,503(3)	$287,515
	5/27/2016	96,281(1)	$481,405
	5/27/2016			96,281(3)	$481,405
Eric Niccum	4/22/2013	26,132(2)	$130,660
	5/20/2014	9,547(1)	$47,735
	5/20/2014			28,639(3)	$143,195
	4/29/2015	34,561(1)	$172,805
	4/29/2015			51,841(3)	$259,205
	5/27/2016	86,802(1)	$434,010
	5/27/2016			86,802(3)	$434,010

(1)
Represents unvested restricted stock unit awards. Each restricted stock unit represents the contingent right to receive one Class A Share upon vesting of the unit. Shares vest in three equal installments annually on April 1st. Although not reflected in the table above, which reflects unvested equity awards as of December 31, 2016, outstanding unvested restricted stock unit awards were proportionately adjusted in connection with the Company's Special Stock Dividend (as defined below), increasing by 0.087423 restricted stock units for each outstanding unvested restricted stock unit on the date of the Special Stock Dividend. There were no vesting events between December 31, 2016 and the date of the Special Stock Dividend.

(2)
Represents unvested indirectly owned units representing membership interests in JEH LLC ("JEH LLC Units") and Class B Shares that together, after vesting, are exchangeable on a one-for-one basis for Class A Shares pursuant to the terms of the Exchange Agreement. The unvested indirectly owned JEH LLC Units and Class B Shares vest in five equal installments on each anniversary of the date such JEH LLC Units were granted.

(3)
Represents unvested performance share unit awards based on achieving a target threshold of 100% vesting. Each vested performance share unit is exchangeable for one Class A Share. Upon completion of the three-year performance period ending December 31st of the second year following the year of the grant date, each officer will vest in a number of performance share units. The number of performance share units in which each officer vests will range from 0% to 200% based on the Company's total shareholder return relative to an industry peer group over the three-year performance period. Although not reflected in the table above, which reflects unvested equity awards as of December 31, 2016, outstanding unvested performance share unit awards were proportionately adjusted in connection with the Company's Special Stock Dividend (as defined below), increasing by 0.087423 performance share units for each outstanding unvested performance share unit on the date of the Special Stock Dividend. There were no vesting events between December 31, 2016 and the date of the Special Stock Dividend (other than the performance share units granted on May 20, 2014, as described below).

As of December 31, 2016, the performance share units granted on May 20, 2014 were vested and waiting on the Compensation Committee to certify the Company's total shareholder return calculation to release the shares. Such performance share units vested at 100% and the corresponding Class A Shares were released to the recipients on February 2, 2017 (prior to, and therefore without any adjustment for, the Special Stock Dividend).

(4)
Reflects the payout values at December 31, 2016 of the unvested awards in the previous column. The payout value is determined by multiplying the number of unvested awards by $5.00, the closing price of a Class A Share on December 31, 2016.

Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan

        Our Board of Directors adopted, and our shareholders approved at the 2016 Annual Meeting, the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan (the "LTIP"), effective on May 4, 2016. Our LTIP is designed to attract and retain employees, consultants and non-employee directors and to encourage the sense of proprietorship of such individual and to stimulate the active interest of such persons in the development of our success. To accomplish this goal, equity, equity-based and cash awards may be made under the LTIP to employees and consultants of the Company and our affiliates and to our directors.

        The LTIP is administered by our Compensation Committee. As of December 31, 2016, there were 4,447,283 Class A Shares available for issuance under the LTIP, all of which may be issued to our employees and directors. The LTIP provides for the issuance of stock options (incentive stock options and nonstatutory stock options), restricted stock, performance awards, restricted stock units, bonus stock awards, stock appreciation rights, dividend equivalents, and cash awards. With respect to equity awards made under the LTIP, no employee may be granted during a single calendar year (i) stock options or stock appreciation rights that are exercisable for more than 1,000,000 shares of our common stock; (ii) performance-based awards settled in our Class A Shares or other stock awards covering or relating to more than 1,000,000 shares of our Class A Shares or (iii) cash awards or performance-based awards settled solely in cash having a grant date value in excess of $5,000,000. No non-employee director may be granted during a single calendar year awards having a value determined on the grant date in excess of $500,000.

Amended and Restated Jones Energy, Inc. 2013 Short-Term Incentive Plan

        Our Board of Directors adopted, and our shareholders approved at the 2016 Annual Meeting, the Amended and Restated Jones Energy, Inc. 2013 Short Term Incentive Plan ("STIP"), effective on May 4, 2016. Annual cash bonus awards may be made to our employees under the STIP that are based on the achievement of certain business objectives and other criteria established by the Compensation Committee, which is the administrator of the STIP.

        Under the STIP, with respect to awards based on the achievement of business objectives, our Compensation Committee establishes objective goals generally no later than 90 days after the commencement of service to which the performance goals relate and prior to the completion of 25% of the performance period, and in any event, while the outcome is substantially uncertain. A performance goal may be based on one or more business criteria that apply to the individual, one or more of our business units, or the company as a whole. Performance goals are based on one or more of the financial or operational factors, as applied to the company or a business unit, as applicable, set forth in the STIP. Prior to the payment of any compensation based on the achievement of the performance goals, the Compensation Committee must certify in writing that applicable performance goals were, in fact, satisfied. The Compensation Committee, in its sole discretion, may decrease the amount payable pursuant to an STIP award, but the Compensation Committee does not have discretion to increase the amount payable to a participant who is a "covered employee" as defined under Code Section 162(m) in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). No participant may be granted performance awards that would result in the payment of more than $5,000,000 per plan year.

Monarch Equity Plan

        Prior to our IPO, the Board adopted the Monarch Equity Plan to provide for grants of Phantom Units for the benefit of certain officers who performed services for us. As of December 31, 2016, we had granted all 26,192 Phantom Units available for grant under the Monarch Equity Plan, including certain grants of the Phantom Units to our executive officers in 2013 as follows: 11,723 Phantom Units were granted to Mike S. McConnell, 1,072 Phantom Units were granted to Robert J. Brooks, and 3,710 Phantom Units were granted to Eric Niccum.

        The Phantom Units will vest 20% per year on each of the first, second, third, fourth and fifth anniversary of the grant date, provided that the participant remains in continuous employment with the company through each applicable vesting date. Within 30 days of a vesting date, a participant will receive an assignment of the number of Monarch Units corresponding to the Phantom Units vesting on such date. If a participant's employment with us terminates for any reason, (i) all unvested Phantom Units will be immediately forfeited by the participant, and the Monarch Units underlying such forfeited Phantom Units will be assigned to Jonny Jones within 30 days following the forfeiture date and (ii) Jonny Jones shall have a call option to purchase any or all of the Monarch Units issued to such participant in respect of vested Phantom Units at the fair market value determined by the Board for Monarch Units as of the most recent valuation date coincident with or immediately preceding the date such call option is exercised.

        On January 1, 2015, pursuant to the terms of the Monarch Equity Plan, Jonny Jones received a distribution of Monarch Units having a value of approximately $296,800 in connection with the forfeiture of Phantom Units issued under the Monarch Equity Plan by a terminated employee. In May 2015, the Company received a cash distribution associated with the Monarch Units held for the benefit of participants in the Monarch Equity Plan. The full amount was subsequently paid to the plan participants as a bonus during the year, including Mike S. McConnell and Eric Niccum.

        On March 31, 2016, pursuant to the terms of the Monarch Equity Plan, Jonny Jones received a distribution of Monarch Units having a value of approximately $66,634 in connection with the forfeiture of Phantom Units issued under the Monarch Equity Plan by departing employees.

Deferred Compensation Plan

        On October 17, 2013, our Compensation Committee adopted the Jones Energy, LLC Executive Deferral Plan (the "Deferred Compensation Plan"), under which key management or highly compensated employees that are selected by the Compensation Committee may defer receipt of their compensation, including up to 50% of their base salaries and up to 100% of their bonuses, effective as of October 1, 2013. The current eligible employees are Jonny Jones, Mike S. McConnell, Robert J. Brooks, Eric Niccum and Jeff Tanner.

        To participate, eligible employees must make irrevocable deferral elections no later than December 31st (or such earlier date selected by the Compensation Committee) of the year preceding the year during which the election applies. A participant's compensation deferred under the Deferred Compensation Plan is evidenced in a notional or bookkeeping account established and maintained by the Company. Participant contributions are fully vested at all times and credited with income, expense, gains and losses in accordance with the deemed investment of the participant's account in the investment funds offered under our 401(k) plan, as elected by the participant. These investment funds are for measurement purposes only, and a participant's election of any such investment fund is hypothetical and is not an actual investment of his or her Deferred Compensation Plan account in any such investment funds. The Deferred Compensation Plan is an "unfunded" plan for state and federal tax purposes, and participants have the rights of unsecured creditors of the Company with regard to their Deferred Compensation Plan accounts. The Company has established a "rabbi trust" and makes contributions to that trust from time to time that may be used to make payments under the Deferred Compensation Plan. All assets in the rabbi trust remain the property of the Company and subject to the claims of the Company's creditors; the participants have no rights to the trust funds other than as an unsecured creditor of the Company.

        The account balance of a participant will be distributed to the participant in a single lump-sum payment upon the earlier of the 30th day following the date of (i) the participant's termination of employment for any reason or (ii) the participant's death or disability (as defined in the Deferred Compensation Plan). Distributions will be made in cash unless the Committee determines other property should be distributed. The foregoing notwithstanding, if a participant is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, unless the distribution is due to the participant's death or disability, the participant's payment will be delayed for 6 months following the participant's termination date.

Potential Payments Upon Termination or Change in Control

  LTIP

        The LTIP provides in the event of death, disability, retirement or change in control (as defined in the LTIP), the Compensation Committee may, in its discretion, accelerate the vesting or exercisability of an award (which acceleration has been provided for in the applicable award agreements for all of our named executive officers), eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the LTIP or an award or otherwise amend or modify an award in any manner that is, in either case, (1) not materially adverse to the participant, (2) consented to by the participant or (3) as otherwise authorized under the LTIP; provided that the term of an option or SAR may not be extended to greater than 10 years from its original grant date.

 DIRECTOR COMPENSATION

        We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance. Our non-employee directors receive:

  •
  an annual cash retainer fee of $60,000, plus cash payments of $1,000 for each committee meeting attended; and

  •
  a committee chairperson fee of $15,000; and

  •
  an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $125,000 on the date of grant, based on the closing price of our Class A Shares on the date of grant.

        Directors who are also our employees do not receive any additional compensation for their service on our Board. Each director is reimbursed for travel and miscellaneous expenses to attend meetings and activities of our Board or its committees.

2016 Director Compensation Table

        The following table sets forth certain information with respect to our non-employee director compensation during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Share Awards ($)(2)	Total ($)
Howard I. Hoffen	$60,000	$107,945	$167,945
Gregory D. Myers	$65,000	$107,945	$172,945
Alan D. Bell	$132,000	$107,945	$239,945
Halbert S. Washburn	$69,000	$107,945	$176,945
Robb L. Voyles	$145,986	$107,945	$253,931

(1)
Includes cash retainer, committee meeting fees and committee chair fees.

(2)
Reflects the grant date fair value of the 27,965 shares of restricted Class A Shares awarded to each director on May 27, 2016 under the LTIP. The restricted Class A Shares vest on May 18, 2017.

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Company has determined that all current Audit Committee members are (1) independent, as defined in Section 10A of the Exchange Act, (2) independent under the standards set forth by the NYSE and (3) financially literate. In addition, Mr. Bell qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on July 10, 2013, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 16, The Auditor's Communication With Those Charged With Governance.

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Audit Committee of the Board Mr. Alan D. Bell, Chairman Mr. Halbert S. Washburn, Member Mr. Robb L. Voyles, Member

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        Each of the related party transactions described below was negotiated on an arm's length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

IPO Related Agreements

        In connection with our IPO on July 29, 2013, we entered into various agreements governing the relationship among us, the Pre-IPO Owners, our executive officers and certain of our directors. The following is a description of the material terms of these agreements, which description is qualified in its entirety by reference to the full text of the agreements which are filed with the SEC as exhibits to our periodic reports.

  Registration Rights and Stockholders Agreement

        In connection with the closing of the IPO, the Company entered into the Registration Rights and Stockholders Agreement with Metalmark and the Jones Family Entities. The Registration Rights and Stockholders Agreement grants each of Metalmark and the Jones Family Entities the right to nominate two members of the Board so long as Metalmark or the Jones Family Entities, as applicable, holds not less than 50% of the Common Stock that they held immediately following the IPO and the right to nominate one member of the Board so long as they hold not less than 20% of the Common Stock that they held immediately following the IPO. The Registration Rights and Stockholders Agreement also requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, for the election of these nominees.

        In addition, the Registration Rights and Stockholders Agreement contains provisions with respect to demand registration rights and piggy-back registration rights. Pursuant to the Registration Rights and Stockholders Agreement, Metalmark and the Jones Family Entities have the right to require the Company, by written notice, to register the sale of any number of their shares of Common Stock and will each have the right to cause up to three such required or "demand" registrations. The Company is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is equal to or less than $50,000,000 ($25,000,000 where the registration is on a Form S-3). Furthermore, if, at any time, the Company proposes to register an offering of Class A Shares (subject to certain exceptions) for the Company's own account, then it must give prompt notice to Metalmark and the Jones Family Entities to allow them to include a specified number of their shares in that registration statement. These registration rights are subject to certain conditions and limitations.

        In May 2015, Metalmark exercised one of its "demand" registrations under the Registration Rights and Stockholders Agreement to sell 5,000,000 of its Class A Shares in a secondary, underwritten offering (the "Secondary Offering") that closed on May 19, 2015. Pursuant to the terms of the Registration Rights and Stockholders Agreement, the Company was obligated to pay all fees and expenses related to the Secondary Offering, excluding underwriting fees, commissions, discounts and allowances, if any, and certain fees and disbursements of counsel to the underwriters. The Company did not receive any proceeds from the sale of Class A shares in the Secondary Offering. The total expenses paid by the Company in connection with the Secondary Offering was approximately $150,000.

  Exchange Agreement

        In connection with the closing of the IPO, the Company entered into the Exchange Agreement with JEH LLC and the Pre-IPO Owners. Pursuant to the Exchange Agreement, the Pre-IPO Owners and their permitted transferees have the right, subject to the terms of the Exchange Agreement, to exchange their JEH LLC Units (together with a corresponding number of Class B Shares) for Class A

Shares on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions.

  Tax Receivable Agreement

        As described in "Exchange Agreement" above the Pre-IPO Owners (and their permitted transferees) may exchange their JEH LLC Units (together with a corresponding number of Class B Shares) for Class A Shares (on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions). JEH LLC has made an election under Section 754 of the Internal Revenue Code, pursuant to which each future exchange of JEH LLC Units for Class A Shares (as well as any purchase by us of JEH LLC Units for cash) is expected to result in an adjustment to the tax basis of the tangible and intangible assets of JEH LLC, and these adjustments will be allocated to us. The anticipated basis adjustments are expected to increase (for tax purposes) our depreciation, depletion and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that we would otherwise be required to pay in the future.

        In connection with the Exchange Agreement described above, we entered into the Tax Receivable Agreement with JEH LLC and the Pre-IPO Owners. This agreement generally provides for the payment by us of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (or are deemed to realize in certain circumstances) as a result of (i) the tax basis increases resulting from the Pre-IPO Owners' exchange of JEH Units for Class A Shares (or resulting from a sale of JEH LLC Units to us for cash) and (ii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable Agreement. In addition, payments we make under the Tax Receivable Agreement will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return.

        The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of JEH LLC. For purposes of the Tax Receivable Agreement, cash savings in tax generally are calculated by comparing our actual tax liability to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement.

        The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement, we breach any of our material obligations under the Tax Receivable Agreement (including as a result of our failure to make any payment when due, subject to certain exceptions where we do not have sufficient available cash to make such payment) or certain mergers or other changes of control occur. In any such case, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the Tax Receivable Agreement, which calculation of anticipated future tax benefits will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement.

        The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of the exchanges of JEH LLC Units, the price of Class A Shares at the time of each exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest or depletable, depreciable or amortizable basis. We expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial.

        As of December 31, 2016, the Company had recorded a Tax Receivable Agreement liability of $43.0 million for the estimated payments that will be made to holders of Class B Shares who have exchanged such Class B Shares, after adjusting for the Tax Receivable Agreement liability reduction, along with corresponding deferred tax assets, net of valuation allowance, of $50.6 million as a result of the increase in tax basis generated arising from such exchanges. As of December 31, 2016, the Company had an estimated liability under the Tax Receivable Agreement to Mr. McConnell of $0.8 million and a de minimis liability to Mr. Niccum as a result of exchanges of Class B Shares and JEH LLC Units made to date. In addition, the Company has estimated liability of approximately $35.6 million under the Tax Receivable Agreement to Metalmark related to the Secondary Offering. As a result of expected tax savings on the Company's 2016 tax returns, we expect to make payment of a portion of the liability under the Tax Receivable Agreement during the first quarter of 2018 of $0.6 million, a portion of which will be paid to Mr. McConnell and to Metalmark.

        The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either JEH LLC or us.

Transactions with Our Executive Officers, Directors and 5% Stockholders

  Monarch Natural Gas Holdings, LLC Natural Gas Sale and Purchase Agreement

        On May 7, 2013, the Company entered into a natural gas sale and purchase agreement with Monarch Natural Gas, LLC, ("Monarch"), under which Monarch has the first right to gather the natural gas the Company produces from dedicated properties, process the NGLs from this natural gas production and market the processed natural gas and extracted NGLs. Under the Monarch agreement, the Company is paid a specified percentage of the value of the NGLs extracted and sold by Monarch, based on a set liquids recovery percentage, and the amount received from the sale of the residue gas, after deducting a fixed volume for fuel, lost and unaccounted for gas. The Company produced approximately 1.4 MMBoe of natural gas and NGLs for the year ended December 31, 2014, from the properties that became subject to the Monarch agreement. During the year ended December 31, 2014, the Company recognized $37.0 million of revenue associated with the aforementioned natural gas and NGL production. Effective May 1, 2015, the rights to gather natural gas under the sale and purchase agreement transferred from Monarch to Enable Midstream Partners LP, ("Enable"), an unaffiliated third-party. Prior to closing of the transfer of these rights, the Company produced approximately 1.0 MMBoe of natural gas and NGLs for the year ended December 31, 2015 from the properties that became subject to the Monarch agreement for which the Company recognized $10.6 million of revenue. The revenue, for all years mentioned, is recorded in Oil and gas sales on the Company's Consolidated Statement of Operations. The initial term of the agreement, which remains unchanged by the transfer to Enable, runs for 10 years from the effective date of September 1, 2013.

        At the time the Company entered into the 2013 Monarch agreement, Metalmark Capital owned approximately 81% of the outstanding equity interests of Monarch. In addition, Metalmark Capital beneficially owns in excess of five percent of the Company's outstanding equity interests and two of our directors, Howard I. Hoffen and Gregory D. Myers, are managing directors of Metalmark Capital.

        In connection with the Company's entering into the 2013 Monarch agreement, Monarch issued to JEH equity interests in Monarch, having an estimated fair value of $15.0 million, in return for marketing services to be provided throughout the term of the agreement. The Company recorded this amount as deferred revenue which is being amortized on an estimated units-of-production basis commencing in September 2013, the first month of product sales to Monarch. During the years ended December 31, 2016, 2015, and 2014, the Company amortized $2.4 million, $2.0 million, and $1.2 million, respectively, of the deferred revenue balance. This revenue is recorded in Other revenues on the Company's Consolidated Statement of Operations.

        Following the issuance of the $15.0 million Monarch equity interests, JEH assigned $2.4 million of the equity interests to Jonny Jones, the Company's chief executive officer and chairman of the board, and reserved $2.6 million of the equity interests for future distribution through an incentive plan to certain of the Company's officers, including Mike McConnell, Robert Brooks and Eric Niccum. The remaining $10.0 million of Monarch equity interests was distributed to certain of the holders of Class B Shares, which included Metalmark Capital, the Jones family entities, and certain of the Company's officers and directors, including Jonny Jones, Mike McConnell and Eric Niccum. As of December 31, 2016, equity interests in Monarch of $0.7 million are included in Other assets on the Company's Consolidated Balance Sheet. During the years ended December 31, 2016, 2015, and 2014, equity interests of $0.6 million, $0.8 million, and $0.5 million, respectively, were distributed to management under the incentive plan. The Company recognized expense of $0.5 million, $0.5 million, and $0.8 million during the years ended December 31, 2016, 2015, and 2014, respectively, in connection with the incentive plan.

        In September 2014, the Company signed a 10-year oil gathering and transportation agreement with Monarch Oil Pipeline LLC, pursuant to which Monarch Oil Pipeline LLC built, at its expense, a new oil gathering system and connected the gathering system to dedicated Company leases in Texas. At the time the Company entered into the agreement, Metalmark Capital owned the majority of the outstanding equity interests of Monarch Oil Pipeline LLC and/or its parent. The system began service during the fourth quarter of 2015 and provides connectivity to both a regional refinery market as well as the Cushing market hub. The Company incurred gathering fees, which were paid to Monarch Oil Pipeline LLC, of $2.7 million and $0.4 million associated with the approximately 1.3 MMBoe and 0.2 MMBoe of oil production transported under the agreement for the years ended December 31, 2016 and 2015. These costs are recorded as an offset to Oil and gas sales in the Company's Consolidated Statement of Operations. The aforementioned production was recognized as Oil and gas sales on the Company's Consolidated Statement of Operations at the time it was sold to the purchasers, who are unaffiliated third-parties, after passing through the gathering and transportation system. The audit committee of the Board reviewed and approved the terms of the agreement with Monarch Oil Pipeline LLC.

        In May 2015, the Company received a $0.7 million cash distribution associated with its equity interests in Monarch, which was accounted for following the cost method. The initial cash distribution from Monarch was treated as dividend income and is recorded in Other income (expense).

  Purchases of Senior Unsecured Notes

        On February 29, 2016, JEH and Jones Energy Finance Corp. purchased $50.0 million principal amount of their outstanding 2023 Notes from investment funds managed by Magnetar Capital and its affiliates, which investment funds collectively own more than 5% of a class of voting securities of the Company, for approximately $23.3 million excluding accrued interest and including any associated fees. On the same day, JEH and Jones Energy Finance Corp. purchased an additional $50.0 million principal amount of their outstanding 2023 Notes from investment funds managed by Blackstone Group Management L.L.C. and its affiliates, which investment funds collectively own more than 5% of a class of voting securities of the Company, for approximately $23.3 million excluding accrued interest and including any associated fees. In conjunction with the extinguishment of this $100.0 million principal amount of debt, JEH recognized cancellation of debt income of $48.3 million on a pre-tax basis. This income is recorded in Gain on debt extinguishment on the Company's Consolidated Statement of Operations.

  Issuance of Class A Shares

        On August 25, 2016, the Company issued 24,150,000 Class A Shares pursuant to an underwritten public offering at $2.77 per share. Affiliates of JVL Advisors, L.L.C. ("JVL"), who owns more than 5%

of a class of voting securities of the Company, purchased 9,025,270 Class A Shares in the offering, for gross proceeds to the Company of $25.0 million, before underwriting discounts and commissions of $1.1 million.

        Following its purchase in the offering, JVL owned in excess of 15% of our outstanding voting stock. As a result, the Company entered into a letter agreement (the "JVL Letter Agreement") with JVL in connection with the offering. The JVL Letter Agreement approved, pursuant to Section 203 of the Delaware General Corporation Law ("Section 203"), the purchase of Class A Shares in the offering by JVL. This approval resulted in JVL not being subject to the restrictions on "business combinations" contained in Section 203. In consideration of such approval, JVL agreed that, among other things:

  •
  it will not acquire any material assets of the Company;

  •
  it wil not become the owner of more than 19.9% of the Company's outstanding voting stock (other than as a result of actions taken solely by the Company) without the prior approval of the Company's independent directors who are not affiliated with JVL; and

  •
  it will not engage in any "business combination" (as defined in the JVL Letter Agreement).

        The Company intends to negotiate a registration rights agreement with JVL to facilitate an orderly distribution of JVL's Class A Shares in the future.

  Issuance of Series A Preferred Stock

        On August 25, 2016, the Company issued 1,840,000 shares of Series A Preferred Stock pursuant to an underwritten public offering at $50.00 per share. Affiliates of Metalmark purchased 200,000 shares of Series A Preferred Stock in the offering, for gross proceeds to the Company of $10.0 million, before underwriting discounts and commissions of $400,000.

Procedures for Approval of Related Party Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of our Class A Shares;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A Shares; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Board has adopted a written related party transactions policy, which can be accessed on our website at www.jonesenergy.com in the Corporate Governance Documents tab of the Investor Relations section. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person's interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our Class A Shares and Class B Shares as of March 1, 2017 by:

  •
  each person known by us to be a beneficial owner of more than 5% of the stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our current directors and executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all of our Class A Shares shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 57,193,106 Class A Shares and 29,832,098 Class B Shares outstanding on March 1, 2017, adjusted for the effects of the special stock dividend of 0.087423 Class A Shares for each outstanding Class A Share (based on the number of shares outstanding on the record date) paid on March 31, 2017 to holders of record on March 15, 2017 (the "Special Stock Dividend"). Unless otherwise indicated, the address for each holder listed below is c/o Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746.

Name	Number of Class A Shares Beneficially Owned(1)	Percent of Class A Shares Beneficially Owned(2) (%)	Combined Voting Power(3) (%)
Five Percent Stockholders
Metalmark Capital Partners(4)	21,673,567	25.9%	22.7%
Jones Family Entities(5)	13,441,508	18.2%	14.6%
JVL Advisors, L.L.C.(6)	17,498,615	28.1%	19.0%
Pine River Capital Management L.P.(7)	6,827,320	9.9%	6.9%
Amalgamated Gadget, L.P.(8)	6,362,202	9.5%	6.6%
Blackrock, Inc.(9)	4,636,711	7.5%	5.0%
Directors and Named Executive Officers
Jonny Jones(10)	13,441,508	18.2%	14.6%
Mike S. McConnell(11)	1,255,255	2.0%	1.4%
Eric Niccum(12)	286,765	*	*
Howard I. Hoffen(13)	21,703,976	25.9%	22.7%
Gregory D. Myers(13)	21,703,976	25.9%	22.7%
Alan D. Bell(14)	58,255	*	*
Halbert S. Washburn(14)	58,255	*	*
Robb L. Voyles(14)	51,029	*	*
Directors and current executive officers as a group (ten total)	35,505,103	37.2%	37.2%

*
Less than one percent

(1)
Class A Shares have been adjusted for the effects of the Special Stock Dividend. Includes Class B Shares owned by certain of these individuals and entities that, subject to the terms of an exchange agreement (the "Exchange Agreement"), are, together with an equivalent number of JEH LLC Units, exchangeable at any time and from time to time for Class A Shares on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. The table assumes all such Class B shares are fully vested. Also includes shares of Series A Preferred Stock owned by certain of these individuals and entities that are convertible, at the holder's option at any time, at a rate of 17.0683 Class A Shares for each share of Series A Preferred Stock after adjusting the conversion ratio for the effects of the Special Stock Dividend declared on March 3, 2017, subject to further specified adjustments and limitations as set forth in the certificate of designations for the Series A Preferred Stock. The table assumes all such shares of Series A Preferred Stock are converted for purposes of determining the number of Class A Shares beneficially owned.

(2)
The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Exchange Agreement or upon the conversion of shares of Series A Preferred Stock pursuant to the terms of the certificate of designations relating to the Series A Preferred Stock are deemed to be outstanding and beneficially owned by the person holding the Class B Shares and/or shares of Series A Preferred Stock for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person exchanged Class B Shares and/or converted shares of Series A Preferred Stock for Class A Shares and that no other person made a similar exchange or conversion.

(3)
Represents percentage of voting power of the Class A Shares and Class B Shares of Jones Energy voting together as a single class. The Class A Shares to be issued upon the conversion of shares of Series A Preferred Stock pursuant to the terms of the certificate of designations relating to the Series A Preferred Stock are deemed to be outstanding and beneficially owned by the person holding shares of shares of Series A Preferred Stock for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person converted shares of Series A Preferred Stock for Class A Shares and that no other person made a similar conversion.

(4)
Includes Class A Shares and Class B Shares beneficially owned by Metalmark Capital II LLC indirectly through each of MCP II (Cayman) AIF Jones Intermediate LLC, MCP II Jones Intermediate LLC, MCP II (TE) AIF Jones Intermediate LLC, MCP II Co-Investment Jones Intermediate LLC, MCP (C) II Jones Intermediate LLC and MCP II Executive Fund Jones Intermediate LLC (collectively, "Metalmark Capital Partners"). Includes 3,413,660 Class A Shares issuable as of March 31, 2017 upon the conversion of 200,000 shares of Series A Preferred Stock beneficially owned by Metalmark Capital Partners. Metalmark Capital Partners' principal address is 1177 Avenue of the Americas, 40th Floor; New York, NY 10036; Attention: Gregory D. Myers.

(5)
Of these shares, 11,627,882 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Jonny Jones has voting power over all such shares in his capacity as Manager of Jones Energy Management, LLC and Managing Member of JET 3 GP, LLC. Jonny Jones and Jon Rex Jones each indirectly own 50% of Jones Energy Management, LLC. Jonny Jones indirectly owns 100% of JET 3 GP, LLC. Family members or other current or former officers or employees of Jones Energy have direct or indirect ownership interests in the Jones Family Entities and have the right to cause their pro rata portion of the Class B Shares held by the Jones Family Entities to be exchanged for Class A Shares and distributed to them. Jonny Jones disclaims beneficial ownership of the Class B Shares held by the Jones Family Entities except to the extent of his pecuniary interest therein. If all Class B Shares held by the Jones Family Entities were distributed to the individuals or entities that hold direct or indirect ownership interests in them, Jonny Jones would beneficially own 5,421,266 Class B Shares (18.2% of the Class B Shares) and 363,621 Class A Shares representing a 6.3% combined voting power. 1,659,039 Class B Shares would be deemed to be beneficially owned by both Jonny Jones and Jon Rex Jones. Indirect ownership of 764,851 of these shares have been pledged from one Jones Family Entity to another for estate planning purposes. Each of the Jones Family Entities party to those pledges is ultimately owned by Jonny Jones. Of the remaining shares, 1,450,005 shares reported in this column are held by a Jones Family Entity in which Jonny Jones has a pecuniary interest but no voting or dispositive power. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is JRJ Management Company, LLC, 807 Las Cimas Parkway, Suite 245, Austin, TX 78746.

(6)
Based on information obtained from the Form 13F filed by JVL with the SEC on February 14, 2017. According to this report, JVL's business address is 10000 Memorial Drive, Suite 550, Houston, Texas 77024.

(7)
Based on information obtained from the Schedule 13G filed jointly by Pine River Capital Management L.P., and Brian Taylor (collectively, "Pine River") with the SEC on February 9, 2017. Includes 6,827,320 Class A Shares issuable as of March 31, 2017 upon the conversion of 400,000 shares of Series A Preferred Stock beneficially owned by Pine River. According to this report, Pine River's primary business address is 601 Carlson Parkway, 7th Floor, Minnetonka, MN 55305.

(8)
Based on information obtained from the Schedule 13G filed jointly by Amalgamated Gadget, L.P., Scepter Holdings, Inc., and Geoffrey P. Raynor (collectively, "Amalgamated") with the SEC on February 14, 2017. Includes 5,035,148 Class A Shares issuable as of March 31, 2017 upon the conversion of 295,000 shares of Series A Preferred Stock beneficially owned by Amalgamated. According to this report, Amalgamated's primary business address is 301 Commerce Street, Suite 3200, Fort Worth, Texas 76102.

(9)
Based on information obtained from the Schedule 13G filed jointly by Blackrock, Inc. ("Blackrock") with the SEC on January 30, 2017. According to this report, Blackrock's primary business address is 55 East 52nd Street, New York, NY 10055.

(10)
Of these shares, 11,627,882 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Jonny Jones has voting power over all such shares in his capacity as Manager of Jones Energy Management, LLC and Managing Member of JET 3 GP, LLC. Jonny Jones and Jon Rex Jones each indirectly own 50% of Jones Energy Management, LLC. Jonny Jones indirectly owns 100% of JET 3 GP, LLC. Family members or other current or former officers or employees of Jones Energy have direct or indirect ownership interests in the Jones Family Entities and have the right to cause their pro rata portion of the Class B Shares held by the Jones Family Entities to be exchanged for Class A Shares and distributed to them. Jonny Jones disclaims beneficial ownership of the Class B Shares held by the Jones Family Entities except to the extent of his pecuniary interest therein. If all Class B Shares held by the Jones Family Entities were distributed to the individuals or entities that hold direct or indirect ownership interests in them, Jonny Jones would beneficially own 5,421,266 Class B Shares (18.2% of the Class B Shares) and 363,621 Class A Shares representing a 6.3% combined voting power. 1,659,039 Class B Shares would be deemed to be beneficially owned by both Jonny Jones and Jon Rex Jones. Indirect ownership of 764,851 of these shares have been pledged from one Jones Family Entity to another for estate planning purposes. Each of the Jones Family Entities party to those pledges is ultimately owned by Jonny Jones. Of the remaining shares, 1,450,005 shares reported in this column are held by a Jones Family Entity in which Jonny Jones has a pecuniary interest but no voting or dispositive power. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is JRJ Management Company, LLC, 807 Las Cimas Parkway, Suite 245, Austin, TX 78746.

(11)
Of these shares, 1,216,069 are currently held by the Jones Family Entities, but Mr. McConnell has the right to cause them to be exchanged for Class A Shares and distributed to himself or entities that he controls. The remaining shares are Class A shares held by himself or an entity in which Mr. McConnell has control.

(12)
Of these shares, 248,262 are currently held by the Jones Family Entities, but Mr. Niccum has the right to cause them to be exchanged for Class A Shares and distributed to himself or entities that he controls. The remaining shares are Class A shares held by Mr. Niccum.

(13)
Messrs. Hoffen and Myers are each managing directors of Metalmark and may be deemed to share beneficial ownership of any shares held by Metalmark. Each of Messrs. Hoffen and Myers disclaim beneficial ownership of these shares as a result of his employment arrangements with Metalmark, except to the extent that his pecuniary interest therein is ultimately realized. The address of each of Messrs. Hoffen and Myers is c/o Metalmark Capital Partners; 1177 Avenue of the Americas, 40th Floor; New York, NY 10036. In addition, Messrs. Hoffen and Myers have each been granted 30,409 restricted Class A Shares as compensation for their services as independent directors on our Board.

(14)
Messrs. Bell, Washburn and Voyles were each granted these restricted Class A Shares as compensation for their services as independent directors on our Board, a portion of which has vested as of the date noted above.

        To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of Jones Energy's stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our executive officers, directors, and greater than 10 percent stockholders to file with the SEC certain reports of ownership and changes in ownership of our Common Stock. Based on a review of the copies of such forms received and written representations from certain reporting persons, we believe that all Section 16(a) reports applicable to our executive officers, directors and greater than 10 percent stockholders were timely filed in 2016.

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has determined to engage PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for fiscal years ended December 31, 2016 and December 31, 2015.

        The Board requests stockholder approval of the following resolution adopted by the Audit Committee and the Board.

    "RESOLVED, that PricewaterhouseCoopers LLP is hereby selected as the independent public accounting firm of the Corporation for the year ending December 31, 2017, and such selection be hereby approved and ratified as of the date hereof."

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS JONES ENERGY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

        The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2017 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing prior to the Annual Meeting. The representatives may also make a statement if they desire to do so.

PRICEWATERHOUSECOOPERS LLP FEES FOR FISCAL YEARS 2016 AND 2015

	2016	2015
Audit Fees(1)	$1,426,200	$1,506,100
Audit-Related Fees(2)	5,500	6,000
Tax Fees(3)	—	—
All Other Fees(4)	2,242	4,007

Total:	$1,433,942	$1,516,107

(1)
"Audit Fees" represents fees for professional services provided in connection with the audits of the Jones Energy's annual financial statements included in its Annual Reports on Form 10-K and reviews of the interim financial statements. In addition, "Audit Fees" includes work associated with comfort letters issued in conjunction with public filings by Jones Energy.

(2)
"Audit-Related Fees" represents fees for professional services rendered in connection with audit work unrelated to the primary financial statements of Jones Energy and its subsidiaries.

(3)
"Tax Fees" represents fees associated with tax services rendered for income tax planning and compliance, and sales, use and excise tax matters.

(4)
"All Other Fees" represents other consulting services, including license fees for access to informational databases maintained by PricewaterhouseCoopers LLC. The Audit Committee has concluded that these services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by PricewaterhouseCoopers LLP, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may, when it deems appropriate, form and delegate this authority to a subcommittee consisting of one or more Committee members for purposes of this review and pre-approval. For the year ended December 31, 2016, the Audit Committee pre-approved 100% of the services described above opposite the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees."

 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        Stockholders may propose matters to be presented at stockholders' meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established under our Bylaws. Our Bylaws are available in our SEC filings which can be accessed on our website at www.jonesenergy.com under the Corporate Governance tab in the Investor Relations section. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Jones Energy.

Proposals for 2018 Annual Meeting

        Pursuant to rules promulgated by the SEC, any proposals of stockholders of our company intended to be presented at the 2018 annual meeting of stockholders and included in our Proxy Statement and form of proxy relating to that meeting must be received at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than January 18, 2018. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Exchange Act.

        If you wish to present a stockholder proposal at the 2017 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, you must follow the procedures outlined in Section 2.9(c) of our Bylaws. These procedures include the requirement that your proposal must be delivered to Jones Energy's Corporate Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2018 annual meeting of stockholders. For a proposal of business to be considered at the 2018 annual meeting of stockholders, a stockholder's notice should be properly submitted to our Corporate Secretary at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than February 17, 2018, but not earlier than January 18, 2018.

Nominations for 2018 Annual Meeting

        If you wish to recommend to the Board's Nominating Committee the nomination of a person for election to the Board, you must follow the procedures outlined in Section 3.5(a) of our Bylaws.

        These procedures include the requirement that your nominations must be delivered to Jones Energy's Corporate Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2018 annual meeting of stockholders. If the number of directors to be elected to the Board at the 2018 annual meeting of stockholders is increased and there is no prior notice or public disclosure by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the anniversary date of the Annual Meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our principal executive offices not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. For a nomination to be considered at the 2018 annual meeting of stockholders, a stockholder's notice should be properly submitted to our Corporate Secretary at our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, no later than February 17, 2018, but not earlier than January 18, 2018.

 SOLICITATION AND MAILING OF PROXIES

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

        If a stockholder wishes to give such holder's proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Annual Meeting by the individual or individuals representing such stockholder.

        As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except as necessary to meet legal requirements.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

HOUSEHOLDING

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and Proxy Statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or Proxy Statement in the future, or if any such beneficial stockholder that receives separate annual reports or Proxy Statements wishes to receive a single annual report or Proxy Statement in the future, that stockholder should contact their broker or send a request to our principal executive offices, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attn: Corporate Secretary. We will deliver, promptly upon written request to the Corporate Secretary, a separate copy of the 2016 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.jonesenergy.com, where we post our SEC filings.

        You may request copies of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations representative at 512.493.4834 or write to Investor Relations, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746.

        If you would like to request documents from us, please do so at least ten business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

        The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2017 ANNUAL MEETING

        As of the date of this Proxy Statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
Jonny Jones Founder, Chairman and Chief Executive Officer

Austin, Texas
March 31, 2017

JONES ENERGY, INC. Annual Meeting of Stockholders May 18, 2017 9:30 AM Central Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Jonny Jones and Mike S. McConnell, and each of them, as proxies, with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Common Stock of JONES ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 2017, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WlLL BE VOTED AS DlRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WlLL VOTE “FOR ALL” ON THE ELECTION OF DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. AS OF CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 18, 2017. The Proxy Statement and our 2016 Annual Report to Stockholders are available at: http://www.viewproxy.com/jonesenergy/2017

Please mark your votes like this The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: FORAGAINST ABSTAIN FOR ALL WITHHOLD FOR ALL FOR ALL EXCEPT  1. ELECTION OF CLASS I DIRECTORS Nominees: 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; 01 Jonny Jones 03 Robb L. Voyles 02 Howard I. Hoffen INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. I plan on attending the meeting Date: Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person. CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/JONE Have your proxy card available when you access the above website. Follow the prompts to vote your shares.